Exhibit 1.1

GOLDEN OCEAN GROUP LIMITED
 Common Shares ($0.05 par value per share)
PLACEMENT AGENCY AGREEMENT

October 17, 2017

October 17, 2017
DNB Markets, Inc.,
200 Park Ave
Floor 31
New York, NY 10166

Arctic Securities LLC
1 Rockefeller Plaza
New York, NY 10020

Seaport Global Securities LLC
360 Madison Ave., 21st Floor
New York, NY 10017

Ladies and Gentlemen:
This Agreement confirms our understanding that Golden Ocean Group Limited, an exempted company formed under the laws of Bermuda (the "Company"), hereby appoints the placement agents named in Schedule II hereto as its placement agents (the "Placement Agents"), for whom DNB Markets, Inc. is acting as manager (the "Manager"), in connection with the proposed sale to certain investors (the "Direct Offering") of the Company's common shares, par value $0.05 per share (the "Shares") under the Prospectus (as defined below) expected to be $66,000,000, subject to final pricing terms.  On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agents agree to use their best commercially practicable efforts to solicit and receive offers to purchase the Shares.  Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of or pay for any of the Shares.  The common shares, par value $0.05 per share, of the Company to be outstanding after giving effect to the placement of the Shares contemplated hereby are hereinafter referred to as the "Common Shares."
The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, (File No. 333-211365) on Form F-3 relating to the securities (the "Shelf Securities"), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement", and the related prospectus covering the Shelf Securities dated July 21, 2016 in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Prospectus," and the term "preliminary prospectus" means any preliminary form of the Prospectus.  For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, "Time of Sale Prospectus" means the documents and pricing information identified in Schedule I hereto, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents incorporated by reference therein as of the date hereof.  The terms "supplement," "amendment," and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.

1.                    Representations and Warranties.  The Company represents and warrants to and agrees with each of the Placement Agents that:
(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.
(b)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented as of the date of the Prospectus and as of the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented as of the date of the Prospectus and as of the Closing Date, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the "Securities Act Regulations"), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2(a)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented as of its date and as of the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through the Manager expressly for use therein.
(c)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and as of the date of the Prospectus and as of the Closing Date will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and, with respect to the Prospectus as amended or supplemented  at its date and as of the Closing Date, at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)          The Company is not an "ineligible issuer" in connection with the Direct Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or, with the Company's prior written approval, on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)          PricewaterhouseCoopers AS, who reported on the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accountant with respect to the Company and the Subsidiaries (as defined below) within the meaning of the Securities Act and the Securities Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.
(f)          The audited financial statements of the Company, together with the related schedules and notes, incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in material compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus.  The "Selected Financial Data" and "Unaudited Condensed Consolidated Financial Statements" incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus except as otherwise disclosed therein.
(g)          There are no restrictions on subsequent transfers of the Shares under the laws of Bermuda.
(h)          Since December 31, 2016, except as otherwise stated in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) there has not been a material partial loss or total loss of or to any of the vessels described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as owned by the Company or subsidiaries of the Company (each a "Vessel" and collectively, the "Vessels"), whether actual or constructive, (ii) no Vessel has been arrested or requisitioned for title or hire, (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iv)  there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Material Adverse Effect (as defined below) and (v) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries taken as a whole.
(i)          The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, and has full corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required for the conduct of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect") or subject the Company to any material liability or disability.

(j)          Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each subsidiary of the Company listed on Schedule III hereto (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights of any security holder of such Subsidiary. The Company has no significant subsidiaries, as defined in Regulation S-X 1-02(w), other than the Subsidiaries.
(k)          This Agreement has been duly authorized, executed and delivered by the Company.
(l)          The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(m)          The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(n)          The Shares to be placed by the Placement Agents on behalf of the Company have been duly authorized for issuance and sale pursuant to any applicable Application Agreement (as defined below) and, when issued and delivered by the Company to prospective purchasers pursuant to any applicable Application Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or similar rights.
(o)          Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.
(p)          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(q)          The Company is not in violation of its memorandum of association or bye-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party, or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the consummation of the Direct Offering (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the memorandum of association or bye-laws of the Company or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except for any such violation in the case of clause (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(r)          No permit, consent, license, approval, authorization, order, registration, filing, qualification or decree ("Consent") of or with any court, governmental agency or body having jurisdiction over the Company or any of its properties or assets is required in connection with the Direct Offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company except (i) for such filings, permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. ("FINRA"), (ii) for the filing with the SEC of any prospectus supplement, (iii) for such filings as are required to be made, or approvals that may be required, under the regulations of the NASDAQ Stock Market ("NASDAQ"), including the notification to NASDAQ for the listing of the Shares thereon, (iv) for such consents that have been, or prior to the Closing Date will be, obtained, (v) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (vi) as disclosed in the Time of Sale Prospectus.
(s)          No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(t)          There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or any of their respective properties, including any Vessel, which (i) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed or contemplated in the Time of Sale Prospectus, (ii) would prevent the consummation of the Direct Offering as contemplated in this Agreement or the performance by the Company of its obligations hereunder, or (iii) is required to be disclosed in the Registration Statement and is not so disclosed therein.

(u)          There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(v)          The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)          [Reserved.]
(x)          None of the Company or any affiliate thereof controlled by the Company has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(y)          Each of the Vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by the Subsidiaries has been duly registered in the name of the relevant Subsidiary (as applicable) under the laws and regulations and flag of the nation of its registration and no other action against any charterer or third party is necessary to establish and perfect such entity's title to and interest in any of the Vessels, and all such Vessels are owned directly by such Subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such liens, claims, security interests or other encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as are described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(z)          The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate regulatory agencies or bodies necessary to conduct their business now operated by them, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(aa)          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse

Effect, (i) neither the Company nor any Subsidiary is in violation of any non-U.S. foreign or international treaty or convention or any U.S. Federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, the marine environment and the climate) or marine life or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, ballast water, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, emission, discharge, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and the Subsidiaries have all permits, authorizations, certifications and approvals required under any applicable Environmental Laws (collectively, "Environmental Permits") and are each in compliance with their requirements, (iii) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are and have been no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or U.S. or non-U.S. arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over such party or any of its properties, assets or operations, including, without limitation, the International Maritime Organization (each, a "Governmental Entity") against or affecting, or any other liability of, the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for environmental remediation, for closure of properties or for compliance with Environmental Laws or Environmental Permits, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.  The costs and liabilities to be identified and evaluated pursuant to this Section 1aa shall not include potential costs and liabilities that may arise from reasonably unforeseen or unexpected future events such as accidents, calamities, outbreaks of hostilities or escalation thereof, piracy or acts of God.
(bb)          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that  (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (x) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (y) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(cc)          There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") applicable to the Company.
(dd)          [Reserved.]
(ee)          There are no documentary, stamp or other issuance or transfer taxes or other similar fees, duties or charges under U.S. Federal law or the laws of any state or any political subdivision thereof, Bermuda law or the laws of any political subdivision thereof, the Republic of the Marshall Islands law or the laws of any political subdivision thereof, or the Republic of Liberia law or the laws of any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or in connection with the issuance and sale of the Shares by the Company to the Placement Agents or the sale of the Shares by the Placement Agents to the investors in the Shares.
(ff)          All U.S. Federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The U.S. Federal income tax returns of the Company through the fiscal year ended December 31, 2015 have been settled and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable non-U.S., state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(gg)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
(hh)          Based on its actual and projected income, assets and activities, the Company should not be treated as a "passive foreign investment company" (a "PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the "Code") for the 2017 taxable year.
(ii)          The Company and the Subsidiaries maintain for its or their benefit, insurance or a membership in a mutual protection and indemnity association covering their properties, operations, personnel and businesses in such amounts, and of the type, as deemed adequate by the Company; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Subsidiaries, their businesses; any such insurance or membership maintained by or for the benefit of the Company and the Subsidiaries is fully in force; there are no material claims by the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; except as otherwise disclosed or contemplated in the Time of Sale Prospectus, neither the Company nor any of the Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.
(jj)          The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
(kk)          None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to result in, and which are reasonably expected to continue to result in, continued compliance therewith.
For the avoidance of doubt, as used in this subsection (kk) and in subsection (ll) and (mm), references to any director, officer, agent, employee, affiliate or other person acting on behalf of the Company shall be deemed to refer to such persons only insofar as they act in such capacities.
(ll)          The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity applicable to the Company and the Subsidiaries (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(mm)          Except as otherwise publicly disclosed, neither the Company, nor any of the Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of the Subsidiaries is an entity or individual (a "Person") that is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or resides, is located, is organized or does business in any country that is the subject of any Sanctions; and the Company will not directly or indirectly, knowingly use the proceeds of the Direct Offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, residing, located, organized or doing business in Burma/Myanmar, Burundi, Cote d'Ivoire, the Crimea region of the Ukraine, Cuba, Iran, Iraq, Lebanon, Liberia, Libya, North Korea, Russia, Sudan, Syria, Venezuala, Yemen, Zimbabwe,  or any other country or territory that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by any Person (including any Person participating in the Direct Offering of the Shares, whether as placement agent, advisor, investor or otherwise). The Company will use reasonable best efforts to operate its business in a manner that is compliant with Sanctions laws, and will use reasonable best efforts to take such actions as it may be permitted to take under law and contract as it may deem necessary or appropriate to avoid violations of Sanctions laws including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. For purposes of this representation, the representation shall be the Company's knowledge with respect to any asset before the Company's acquisition of the asset.
(nn)          Other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.
(oo)          No material relationship, direct or indirect, exists between or among the Company or any Subsidiary of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Subsidiary, on the other hand, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described.
(pp)          The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of formation of the Company (each a "Relevant Jurisdiction") and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. The Company has the power to submit and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Shares by the Company to the Placement Agents under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.
(qq)          The Company, and its obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Company nor any of its respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Norwegian, Bermuda, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(rr)          It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein in order to enable a Placement Agent to enforce its rights under this Agreement for such Placement Agent to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.
(ss)          [Reserved.]
(tt)          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(uu)          No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.  All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of Bermuda be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, Bermuda.
(vv)          The Company is a "foreign private issuer" (as defined in Rule 405 under the Securities Act Regulations).
(ww)          The aggregate market value of the Company's outstanding voting and non-voting common equity held by non-affiliates of the Company immediately prior to the Direct Offering, as calculated under Item B.1. of the Commission's Form F-3 and the instructions thereto, was $75.0 million or greater.
2.                    Fees.  (a)  For this assignment and financial advice in connection therewith, the Placement Agents will charge the Company an aggregate placement fee (the "Placement Fee"), allocated among the Placement Agents according to Schedule II, of 2.00% of the gross proceeds received by the Company from the Direct Offering of the Shares contemplated in this Agreement, being the aggregate number of Shares issued in the Direct Offering multiplied by the price at which the Shares are sold by the Company. The Placement Fee shall be payable in immediately available funds on the date (the "Closing Date") the Company receives payment for the Shares under a definitive securities application agreement (the "Application Agreement") between the Company and each purchaser (the "Purchaser") of the Shares.

(b)          The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 7 hereof.
3.                    Conditions to the Placement Agents' Obligations.  The several obligations of the Placement Agents are subject to the following conditions:
(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement, except for any change or development disclosed in the Time of Sale Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and
(ii)          All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement shall be reasonably satisfactory in all material respects to counsel for the Placement Agents.
(b)          On the date of this Agreement and on the Closing Date, the Placement Agents shall have received from PricewaterhouseCoopers AS, as independent registered public accountants for the Company, letters, dated the respective dates of delivery thereof and addressed to the Manager, in form and substance reasonably acceptable to the Manager, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus.
(c)          The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date in all material respects (except for any representation and warranties qualified by materiality, which shall be true and correct in all respects) and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, in the form set forth in Exhibit A hereto.
(d)          [Reserved.]
(e)          The Placement Agents shall have received on the Closing Date an opinion and negative assurance letter of Seward & Kissel LLP and an opinion of MJM Limited, Bermuda counsel for the Company, in form reasonably acceptable to the Placement Agents.
The opinions and letters described in Section 3(e) above shall be rendered to the Placement Agents at the request of the Company and shall so state therein.
(f)          The Placement Agents shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Placement Agents, in form reasonably acceptable to the Placement Agents.

(g)          The executed "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and the shareholders, officers and directors of the Company listed on Schedule IV hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
4.                    Covenants of the Company.  The Company covenants with each Placement Agent as follows:
(a)          To furnish to you, without charge and upon written request, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus at any time prior to the Closing Date, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or, with the Company's prior written approval, on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d)          Not to take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.
(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)          If, during such period after the first date of the placement of the Shares as in the opinion of counsel for the Placement Agents the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by a Placement Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Placement Agents and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided however, that the Company shall not be required to qualify such Shares to the extent such qualification requires the Company to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).
(h)          To make generally available to the Company's security holders and to you (including pursuant to filings with the Commission using the Electronic Data-Gathering, Analysis and Retrieval system) as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158 under the Securities Act Regulations.
(i)          If requested by the Manager, to prepare a final term sheet relating to the Direct Offering of the Shares, containing only information that describes the final terms of the Direct Offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the Direct Offering of the Shares.
(j)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Placement Agents and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the sale, issuance, transfer and delivery of the Shares to the Purchasers, including any stock, stamp, transfer or other taxes or duties payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Placement Agents incurred in connection with the review and qualification of the Direct Offering of the Shares by the FINRA, (v) all fees, disbursements and expenses of counsel to the Placement Agents in connection with the Direct Offering not otherwise to be paid under (iii) and (iv)

hereof, however such amount, together with fees of counsel for the Placement Agents under (iii) and (iv) hereof, shall not exceed $175,000, (vi) all costs and expenses incident to listing the Shares on the NASDAQ and other national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) all costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the Direct Offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, in each case, with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided that the Company shall not reimburse the Placement Agents for any of the Placement Agents' expenses related to this subsection, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnity and Contribution" and the last paragraph of Section 7 below, the Placement Agents will pay all of their costs and expenses including any fees and disbursements of their counsel exceeding the amount of $175,000 specified in (v) above, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(k)          During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the DNB Markets, Inc., Arctic Securities LLC and Seaport Global Securities LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the Common Shares to be sold hereunder, (b) the Common Shares to be issued to Hemen Holding Limited as part of the purchase price of the Sea Behike and Sea Monterrey under the terms of the Acquisition (as defined in the Prospectus), (c) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (d) any Shares issued or options to purchase Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (e) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
5.                    Covenants of the Placement Agents.  Each Placement Agent severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Placement Agent, or a notification required under the rules of the Oslo Stock Exchange, that otherwise would not be required to be filed by the Company thereunder, but for the action of the Placement Agent.
6.                    Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Placement Agent, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), its selling agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;
(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.
(b)          Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placements Agents contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in reliance upon and in conformity with information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information only consists of (i) the names of the Placement Agents on the cover of the Prospectus and (ii) information set forth under the section headed "Plan of Distribution" in the Prospectus.
(c)          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying parties shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)          If the indemnification provided for in this Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the Direct Offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Placement Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the Direct Offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Direct Offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total Placement Fee received by the Placement Agents bear to the aggregate public offering prices of the Shares set forth in the Prospectus. The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)          The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)          For purposes of this Section 6, each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the affiliates of a Placement Agent and selling agents shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, as the case may be.
7.                    Termination.  The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of NASDAQ, the NASDAQ Global Market or the Oslo Stock Exchange, (ii) trading of any securities of the Company shall have been materially suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal Government or New York State, Bermuda or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your reasonable judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
8.                    Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.                    Entire Agreement.  (a) This Agreement any prior written agreements (to the extent not superseded by this Agreement) that relate to the Direct Offering of the Shares, represents the entire agreement between the Company and the Placement Agents with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Direct Offering, and the purchase and sale of the Shares.
(b)          The Company acknowledges that in connection with the Direct Offering of the Shares: (i) the Placement Agents have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Placement Agents may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the Direct Offering of the Shares.
(c)          The Company acknowledges that: (i) each of the Placement Agents' research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, and (ii) each of the Placement Agents' research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.
10.                    Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
11.                    Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
(a)          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Seward & Kissel LLP, with offices currently at 1 Battery Park Plaza, New York, NY 10004, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.
(b)          With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
12.                    Foreign Taxes.  All payments by the Company to each of the Placement Agents hereunder (including any underwriting discount) shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident or doing business for tax purposes (including any political subdivision therein) or any jurisdiction through which the Company or its agent makes a payment (including any political subdivision therein), excluding (i) any such tax imposed by reason of such Placement Agent having some connection with any such jurisdiction other than its participation as a Placement Agent hereunder, and (ii) any such tax imposed on or measured by net income (however denominated) of such Placement Agent and any franchise tax imposed on such Placement Agent (all such non-excluded taxes, "Foreign Taxes"). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to each Placement Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.
13.                    Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
14.                    Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Placement Agents shall be delivered, mailed or sent to you in care of DNB Markets, Inc., 200 Park Ave, Floor 31, New York, NY 10166, Attention: David Zazula, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, N.Y. 10019, Attention:  Andrew J. Pitts; and if to the Company shall be delivered, mailed or sent to Golden Ocean Group Limited, PO Box HM 1593, Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM 08 Bermuda, Phone: + 1 441 295 69 35, Fax: + 1 441 295 34 94, Attention:  Georgina Sousa with a copy to Seward & Kissel LLP at One Battery Park Plaza, New York, New York 10004, Attention: Gary J. Wolfe.

[Remainder of page intentionally left blank.  Signature pages follow.]

Very truly yours,

GOLDEN OCEAN GROUP LIMITED

By:	/s/ Per Heiberg
Name: Per Heiberg
Title: Principal Financial Officer

[Signature Page to Placement Agency Agreement]

Accepted as of the date hereof

DNB MARKETS, INC.

By:	/s/ Tor Ivar Hansen
Name: Tor Ivar Hansen
Title: Managing Director

By:	/s/ Emilio Fabbrizzi
Name: Emilio Fabbrizzi
Title: Director

[Signature Page to Placement Agency Agreement]

ARCTIC SECURITIES LLC
By:	/s/Matthew Johan
Name: Matthew Johan
Title: CEO

[Signature Page to Placement Agency Agreement]

SEAPORT GLOBAL SECURITIES LLC

By:	/s/Garry Meringer
Name: Garry Meringer
Title: General Counsel - IB

[Signature Page to Placement Agency Agreement]

SCHEDULE I

Manager:	DNB Markets, Inc.
Placement Agents authorized to release lock-up under Section 4:	DNB Markets, Inc., Arctic Securities LLC and Seaport Global Securities LLC
Manager authorized to appoint counsel under Section 6(c):	DNB Markets, Inc.
Registration Statement File No.:	333-211365
Time of Sale Prospectus:	1. Preliminary Prospectus dated October 16, 2017
2. The pricing information set forth in this Schedule 1.
Lock-up Restricted Period:	45 days
Title of Shares to be placed:	Common Shares par value $0.05 per share
Number of Shares:	7,764,705
Public Offering Price:	$8.50 per share
Closing Date:	October 19, 2017

I-1

SCHEDULE II

Placement Agents

Name of Placement Agent	Percentage of Placement Fee

DNB Markets, Inc., designated as Placement Agent and Bookrunner	60%
Arctic Securities LLC, designated as Placement Agent and Bookrunner	30%
Seaport Global Securities LLC, designated as Placement Agent and Bookrunner	10%

II-1

SCHEDULE III

Company Significant Subsidiaries

Name	Jurisdiction
Golden Ocean Group Management (Bermuda) Ltd	Bermuda
Golden Ocean Management AS	Norway
Golden Ocean Management Asia Pte Ltd	Singapore
Golden Ocean Trading Ltd	Bermuda
Golden Ocean (Cyprus) Ltd	Cyprus
Golden Ocean Shipping Co Pte Ltd	Singapore
Golden Aries Inc	Liberia
Golden Arima Inc	Liberia
Golden Beppu Inc	Liberia
Golden Brilliant Inc	Liberia
Golden Crystal Inc	Liberia
Golden Daisy Inc	Liberia
Golden Diamond Inc	Liberia
Golden Eclipse Inc	Liberia
Golden Eminence Inc	Liberia
Golden Empress Inc	Liberia
Golden Endeavour Inc	Liberia
Golden Endurer Inc	Liberia
Golden Enterprise Inc	Liberia
Golden Feng Inc	Liberia
Golden Gemini Inc	Liberia
Golden Ginger Inc	Liberia
Golden Ice Inc	Liberia
Golden Leo Inc	Liberia
Golden Libra Inc	Liberia
Golden Opportunity Inc	Liberia
Golden Pearl Inc	Liberia
Golden Rose Inc	Liberia
Golden Ruby Inc	Liberia
Golden Saguenay Inc	Liberia
Golden Sapphire Inc	Liberia
Golden Shui Inc	Liberia
Golden Strength Inc	Liberia
Golden Taurus Inc	Liberia
Golden Virgo Inc	Liberia
Palila Inc	Liberia

III-1

Parula Inc	Liberia
Petrel Inc	Liberia
Piper Inc	Liberia
Front Singapore Inc	Liberia
Front San Francisco Inc	Liberia
Front Seoul Inc	Liberia
Front Stockholm Inc	Liberia
Front Santiago Inc	Liberia
Front Santos Inc	Liberia
Front Shanghai Inc	Liberia
Front Savannah Inc.	Liberia
Front Sakura Inc	Liberia
Front Seville Inc	Liberia
Golden Finsbury Inc	Liberia
Golden Fulham Inc	Liberia
Golden Bexley Inc	Liberia
Golden Barnet Inc	Liberia
Golden Scape Inc	Liberia
Golden Swift Inc	Liberia
Front Fuji Inc	Liberia
Front Aso Inc	Liberia
Golden Cirrus Inc	Liberia
Golden Cumulus Inc	Liberia
Golden Nimbus Inc	Liberia
Golden Arcus Inc	Liberia
Golden Incus Inc	Liberia
Golden Calvus Inc	Liberia
Golden Opus Inc	Liberia
Golden Gayle Inc	Liberia
Golden Myrtalia Inc	Liberia
Golden Sue Inc	Liberia
Golden Deb Inc	Liberia
Golden Jake Inc	Liberia
Golden Arion Inc	Liberia
Golden Ioanari Inc	Liberia
Golden Keen Inc	Liberia
Golden Shea Inc	Liberia
Golden Kaki Inc	Liberia
Golden Houston Inc	Liberia
Golden Anastasia Inc	Liberia
Golden Amreen Inc	Liberia
Golden Kennedy Inc	Liberia
Golden Amber Inc	Liberia
Golden Opal Inc	Liberia
Golden Ocean Shipholding Limited	Bermuda
Golden Ocean Holdings Limited	Bermuda
United Freight Carriers LLC	Liberia
Capesize Chartering Ltd	Bermuda
Seateam Management Pte Ltd	Singapore

III-2

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

Ola Lorentzon
Kate Blankenship
John Fredriksen
Gert-Jan van den Akker
Georgina Sousa
Birgitte Ringstad Vartdal
Per Heiberg
Thomas Semino
Hemen Holding Limited

IV-1